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                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated February 15, 2000, relating to the financial statements of Liquor.com, Inc. We also consent to the reference to our firm under the caption "Experts" in the prospectus.



                                /s/Blackman Kallick Bartelstein, LLP
                                Blackman Kallick Bartelstein, LLP



Chicago, Illinois
April 12, 2000